Exhibit 99.1

For Immediate Release
For Further Information Contact:
Andrew Fisher at (202) 483-7000
Email: Afisher@unither.com

REMODULIN THERAPY RECEIVES NATIONWIDE
MEDICARE REIMBUSEMENT COVERAGE

Silver Spring, MD, September 23, 2002: United Therapeutics Corporation (NASDAQ: UTHR) today announced that all four of the United States Medicare Durable Medical Equipment Regional Carriers (DMERCs) have now issued policies and procedures allowing for the nationwide reimbursement of Remodulin™ (treprostinil sodium) Injection therapy. Under each of the DMERC’s local medical review policy, Medicare coverage for Remodulin therapy is effective retroactively for all dates of service on or after May 21, 2002. In addition to coverage for Remodulin, Medicare will also provide reimbursement for the related infusion pumps and supplies. Generally, Medicare-eligible patients with all forms of pulmonary arterial hypertension for which Remodulin is indicated will be covered under the new DMERC policies.

Remodulin was approved by the FDA on May 21, 2002 for the treatment of pulmonary arterial hypertension in patients with NYHA Class II-IV symptoms to diminish symptoms associated with exercise. United Therapeutics estimates that approximately 30% of all patients with pulmonary arterial hypertension are Medicare eligible.

United Therapeutics is a biotechnology company focused on combating chronic and life-threatening cardiovascular, infectious and oncological diseases with unique therapeutic products.

To the extent any statements in this press release deal with information that is not historical, such statements are forward-looking statements subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Consequently, all such forward-looking statements are qualified by the cautionary language and risk factors set forth in United Therapeutics’ most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. There can be no assurance that the actual results, events or developments referenced in such forward-looking statements will occur or be realized. United Therapeutics assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting such forward-looking statements.